Exhibit 99.8(j)

AMENDMENT NO. 3 TO PARTICIPATION AGREEMENT

AMONG

PIONEER VARIABLE CONTRACTS TRUST,

SYMETRA LIFE INSURANCE COMPANY

PIONEER INVESTMENT MANAGEMENT, INC.

AND

PIONEER FUNDS DISTRIBUTOR, INC.

THIS AMENDMENT, made and entered into this 14th day of March, 2008 by and among PIONEER VARIABLE CONTRACTS TRUST, a Delaware business trust (the “Trust”), SYMETRA LIFE INSURANCE COMPANY, a Washington life insurance company (the “Company”) on its own behalf and on behalf of each of the segregated asset accounts of the Company set forth in Schedule A hereto, as may be amended from time to time (the “Accounts”), PIONEER INVESTMENT MANAGEMENT, INC., a Delaware corporation (“PIM”) and Pioneer Funds Distributor, Inc. (“PFD”), a corporation organized under the laws of The Commonwealth of Massachusetts.  PIM and PFD are members of the UniCredito Italiano banking group, register of banking groups.

WHEREAS, the Company, Trust, PIM and PFD entered into a Fund Participation Agreement dated as of the 1st  of December, 2004 (the “Fund Participation Agreement”);

WHEREAS, the parties hereto agree that, except as expressly provided herein, no term or provision of the Fund Participation Agreement shall be deemed amended, supplemented or modified, and each term and provision of the Fund Participation Agreement shall remain in full force and effect.

NOW THEREFORE, in consideration of the premises and the agreements contained herein and other consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to amend the Fund Participation Agreement as follows:

1.     Schedule A of the Agreement is deleted and replaced in its entirety with the Schedule A attached hereto.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to the Fund Participation Agreement as of the date first written above.

SYMETRA LIFE INSURANCE COMPANY

By its authorized officer,

By:
Name: Linda C. Mahaffey
Title: Vice President
Date:

PIONEER VARIABLE CONTRACTS TRUST,
on behalf of the Portfolios
By its authorized officer and not individually,

By:
Christopher Kelley
Assistant Secretary
Date:

PIONEER INVESTMENT MANAGEMENT, INC.
By its authorized officer,

By:
Mark Goodwin
Executive Vice President
Date:

PIONEER FUNDS DISTRIBUTOR, INC.
By its authorized officer,

By:
Steven Graziano
Executive Vice President
Date:

SCHEDULE A

Accounts, Contracts and Portfolios

Subject to the Participation Agreement

As of March 14, 2008

Name of Separate Account and Date Established by Board of Directors	Contracts Funded by Separate Account	Portfolios and Class of Shares Available to Contracts

Symetra Separate Account C established February 11, 1994	Variable Annuity	Pioneer Equity Income VCT Portfolio – (Class I & II Shares)

Symetra Separate Account SL established November 6, 1986	Variable Life Insurance	Pioneer Small Cap Value VCT Portfolio (Class I & II Shares)

Symetra Resource Variable Account B established February 6, 1986	Variable Annuity	Pioneer Emerging Markets VCT Portfolio (Class I &II Shares)

Symetra Deferred Variable Annuity Account established December 23, 1986	Variable Annuity	Pioneer Strategic Income VCT Portfolio (Class I & II Shares)

Symetra Separate Account D	(unregistered)	Pioneer High Yield VCT Portfolio (Class I & II Shares)

Resource A	(unregistered)	Pioneer Growth Opportunities VCT Portfolio (Class I Shares)

Pioneer Fund VCT Portfolio (Class I Shares)

Pioneer Mid Cap Value VCT Portfolio (Class I & II Shares)

Pioneer Bond VCT Portfolio (Class I Shares)

Pioneer Money Market VCT Portfolio (Class I Shares)

Pioneer Small Cap Value II VCT Portfolio (Class I Shares)

Pioneer Real Estate VCT Portfolio (Class I & II Shares)